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                                                                    Exhibit 23.1

[Letterhead of PriceWaterHouseCoopers]
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                                             Kesselman & Kesselman
                                             Certified Public Accountants (Isr.)
                                             Trade Tower, 25 Hamered Street
                                             Tel Aviv 68125 Israel
                                             P.O. Box 452 Tel Aviv 61003 Israel
                                             Telephone +972-3-7954555
                                             Facsimile +972-3-7954556


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Teva Pharmaceutical Industries Limited of our reports dated February 17, 2003, relating to the consolidated financial statements of Teva Pharmaceutical Industries Limited and related Schedule II - Valuation and Qualifying Accounts, which appear in Teva Pharmaceutical Industries Limited's Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


Tel-Aviv, Israel
December 11, 2003                       /s/ Kesselman & Kesselman